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                                                     EXHIBIT 23.1



       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 22, 1997, accompanying the consolidated financial statements and schedules of Countrywide

Credit Industries, Inc. and Subsidiaries appearing in the Annual

Report on Form 10-K for the year ended February 28, 1997, which is incorporated by reference in the Registration Statement on

Form S-4 (the "Registration Statement").  We consent to the

incorporation by reference in the Registration Statement of the aforementioned report.


GRANT THORNTON LLP



/s/GRANT THORNTON LLP


Los Angeles, California
September 30, 1997